ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

Article I    Name

The name of the corporation shall be:  Dulcin Izmir Corporation

Article II   Principal Office

The principal place of business/mailing address is:

   Place of Business:
2642 Collins Avenue, Suite 305
Miami Beach, FL  33140

  Mailing Address:
P.O. Box 331916
Miami, FL 333233

Article III   Purpose

The purpose for which the corporation is organized is:   Any and all
lawful business

Article IV   Shares

The number of shares of stock is:   1,000,000

Article V   Initial Officers and/or directors

List name(s), address(es) and specific title(s):

Maria Camila Maz
2642 Collins Avenue, Suite 305
Miami Beach, FL 33140
President

Article VI   Registered Agent

The name and Florida street address (P.O. Box Not acceptable) of the registered agent is:

Maria Camila Maz
2642 Collins Avenue, Suite 305
Miami Beach, FL 33140



Article VII   Incorporation

The name and address of the Incorporator is:

Maria Camila Maz
P.O. Box 331916
Miami, FL 33233

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity.

/s/Maria Camila Maz                       04/07/05
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Signature/Registered Agent                 Date

/s/Maria Camila Maz                       04/07/05
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Signature/Incorporator                         Date